Exhibit 10.7

Equity Pledge Contract

This Equity Pledge Contract (hereinafter referred to as the Contract) shall be entered into by and between the following Parties in Shanghai, People’s Republic of China (for the purpose of this Contract only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan, hereinafter referred to as China) on April 2, 2018:

1.	Pledgee: CDP Information Technology (Shanghai) Co., Ltd., (hereinafter referred to as the Pledgee or Party A)

Address: Room 676-19, Building 2, No. 351, Guoshoujing Road, China (Shanghai) Pilot Free Trade Zone

2.	Pledgors:

a) Qiuwen WANG (hereinafter referred to as Party B)

Identification number is: [            ]

b) Sufen LING (hereinafter referred to as Party C, and jointly referred to as the Pledgors with Party B )

Identification number: [            ]

3.	The Company in which the pledged equity is held: Shanghai Caishuo Talent Information Consulting Co., Ltd. (hereinafter referred to as Party D)

Address: 6/F, Area A, No.900, Yishan Road, Xuhui District, Shanghai.

The Pledgee, the Pledgor and Party D are hereinafter referred to individually as one Party and collectively as the Parties, in this Contract.

Whereas:

1.

Party D is a limited liability company incorporated in Shanghai, China, engaged in talent consulting, talent recommendation, talent recruitment, labor service (except intermediary), labor dispatch, enterprise management service outsourcing, enterprise management consulting; the development, services, consulting and transfer of technology in the fields of computer, computer software, electronic technology and mechanical technology; human resources outsourcing in the form of service outsourcing; and sideline insurance agency business.

2.

The Pledgee is a wholly foreign-owned enterprise incorporated in Shanghai, China. The Pledgee and Party D entered into an Exclusive Business Cooperation Agreement (hereinafter referred to as the Business Cooperation Agreement) on June 4, 2008.

3.

In order to guarantee Party D’s performance of the obligations under the Business Cooperation Agreement to pay the the consulting and service fees and other amounts due to the Pledgee as agreed, the Pledgor shall provide pledge guarantee to the Pledgee with all the equity it owns in Party D.

4.	On the date of the Contract, Party B contributes RMB 19 million to Party D and owns 95% equity interest in Party D.

5.	On the date of the Contract, Party C contributes RMB 1 million to Party D and owns 5% equity interest in Party D.

6.	Party D hereby confirms the rights and obligations of the Pledgor and the Pledgee under the Contract and is willing to provide any necessary assistance to register the Pledge.

In order to perform the terms of the Business Cooperation Agreement, the Parties agree to enter into this Contract in accordance with the following terms.

1.	Pledge and Pledged Subject Matter

1.1

As security for Party D’s timely and full payment of any or all amounts due to the Pledgee under the Business Cooperation Agreement, including but not limited to the consulting and service fees specified in the Business Cooperation Agreement (whether such fees are due and payable due to the arrival of maturity date, the requirement for early collection or any other reasons), the Pledgor hereby pledges to the Pledgee all equity interests held by or to be held by the Pledgor in party D.

1.2	Pledged subject matter and specific equity amount: the subject matter is all the equity interest held by the Pledgors in Party D (hereinafter referred to as Pledged Equity), including:

a)	Party B shall pledge the equity interest of RMB19 million held by Party B in Party D to the Pledgee;

b)	Party C shall pledge the equity interest of RMB1 million held by Party C in Party D to the Pledgee.

2.	Pledge Term

2.1

The pledge shall be created from the date of registration of the equity pledge under the Contract with the corresponding administrative authority for industry and commerce, and the pledge shall remain valid for ten years.

2.2

If the Business Cooperation Agreement is extended and the extension is confirmed in writing by Party A, the pledge term under the Contract shall be automatically extended to the same term as that of the Business Cooperation Agreement based on the extension of the Business Cooperation Agreement. If the amount owed by Party D to the Pledgee under the Business Cooperation Agreement fails to be settled within the ten-year term of the Pledge, upon the confirmation by Party A in writing, the pledge term under the Contract shall be automatically extended to the time when the amount owed by Party D to the Pledgee under the Business Cooperation Agreement is settled.

3.	Pledge Registration and Safekeeping Of Pledge Certificate

3.1

The Parties agree that, within 5 working days from the date of the Contract, the Pledgors and Party D shall register the Pledge under the Contract on the register of shareholders of Party D, and handle the equity pledge registration under the Contract with the corresponding administrative authority for industry and commerce as soon as possible. Upon completion of the pledge registration, the Pledgors and Party D shall hand over the original pledge registration document (if any) to the Pledgee for safekeeping.

3.2

During the pledge term specified in the Contract, the Pledgors shall deliver to the Pledgee the equity contribution certificates and the register of shareholders recording the Pledge in Party D for safekeeping. The Pledgors shall deliver the aforesaid equity contribution certificates and register of shareholders to the Pledgee within one week from the date of the Contract. The Pledgee will keep these items for the full term of the Pledge under this Contract.

3.3	During the pledge term, the Pledgee has the right to collect the dividends arising from the equity.

4.	Exercise of the Pledge

4.1

Before the consulting service fees and other fees as provided for in the Business Cooperation Agreement are fully paid, any Pledgor shall not transfer the Pledge and the Pledged Equity owned by the Pledgee, and shall not create or allow the existence of any security or any other debt burden on the Pledged Equity, without the written consent of the pledgee.

4.2	When the Pledgee exercises its pledge right, the Pledgee may issue a written notice of default to the Pledgors.

4.3

The Pledgee may, at the same time as giving notice of default or at any time after giving notice of default, exercise the right to dispose of the Pledge. When the Pledgee decides to exercise the right to dispose of the Pledge, the Pledgors will no longer have any rights and interests related to the equity.

4.4

In case of any default, to the extent permitted by law and in accordance with relevant laws, the Pledgee has the right to dispose of the Pledged Equity according to legal procedures and the Pledgee is not required to pay the proceeds of disposal to the Pledgors, which hereby waive any rights they may have to claim any proceeds arising from disposing of the Pledged Equity against the Pledgee. Similarly, the Pledgors shall not be liable for any loss incurred by the Pledgee after the disposal of the Pledged Equity.

4.5	When the Pledgee disposes of the Pledge in accordance with the Contract, the Pledgors and Party D shall provide necessary assistance to enable the Pledgee to realize its pledge.

5.	Termination

After the consulting service fees and other fees under the Business Cooperation Agreement are paid, and Party D no longer assumes any obligations under the Business Cooperation Agreement, the Contract is terminated, and the Pledgee shall cancel or release the Contract as soon as possible and reasonably practicable.

6.	Entire Contract

The terms and conditions contained herein constitute the entire agreement and consensus of the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, intentions, contracts and statements of the Parties, including but not limited to the Equity Pledge Contract entered into by the Parties hereto on January 21, 2009.

7.	Governing Laws and Dispute Settlement

7.1	The conclusion, validity, interpretation, performance, modification and termination of this Agreement and the settlement of disputes shall be governed by the laws of China.

7.2

Any dispute arising out of the interpretation and performance of the Agreement shall be settled by the Parties hereto first through friendly negotiations. If the dispute fails to be settled within 30 days after one Party gives a written notice to the other Party requesting settlement through negotiations, either Party may refer the dispute to Shanghai International Economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for arbitration conducted in accordance with its rules of arbitration. The arbitration shall be conducted in Shanghai in the language of Chinese. The arbitration award shall be final and binding upon the Parties.

7.3

When any dispute arises out of the interpretation and performance of this Agreement or any dispute is under arbitration, except for the matters in dispute, the Parties hereto shall continue to exercise their other rights under this Contract and perform their other obligations under this Contract.

8.	Effectiveness

8.1

Any modification, supplement or change to the Contract shall be made in writing, and will not come into effect unless it is signed or sealed by the Parties, provided that the equity pledge under the Contract shall come into effect after completing the governmental registration in accordance with the relevant provisions.

8.2

The Contract shall be made in Chinese and in five counterparts. Each of the Pledgee, the Pledgors and Party D holds one counterpart, one counterpart is filed to the administrative authority for industry and commerce for registration, and all the counterparts shall have the same effect.

In WITNESS WHEREOF, the Parties and their authorized representatives have executed the Equity Pledge Contract which shall come into effect immediately, as of the date first above written.

Party A: CDP Information Technology (Shanghai) Co., Ltd.

By:	/s/ Wei Wang

Name: Wei WANG
Title: Legal representative

Party B: Qiuwen WANG

By:	/s/ Qiuwen Wang

Party C: Sufen LING

By:	/s/ Sufen Ling

Shanghai Caishuo Talent Information Consulting Co., Ltd.

(Seal of Shanghai Caishuo Talent Information Consulting Co., Ltd.)

By:	/s/ Qiuwen Wang

Name: Qiuwen WANG
Title: Legal representative

Supplement to the Equity Pledge Contract

The Supplement to the Equity Pledge Contract (hereinafter referred to as the Supplement) is entered into by and between the following Parties in Shanghai, People’s Republic of China on August 23, 2019:

Pledgee:

CDP Information Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise established and existing under the laws of China, registered at Room 676-19, Building 2, No. 351, Guoshoujing Road, China (Shanghai) Pilot Free Trade Zone (hereinafter referred to as the Pledgee or Party A);

Pledgors:

(1)	Qiuwen WANG, a Chinese citizen, whose identification card No. is [ ] (hereinafter referred to as Party B);

(2)	Sufen LING, a Chinese citizen, whose identification card No. is [ ] (hereinafter referred to as Party C).

The Company in which the pledged equity is held:

Shanghai Caishuo Talent Information Consulting Co., Ltd., a limited liability company established and existing under the laws of China, registered at 6/F, Area A, No. 900, Yishan Road, Xuhui District, Shanghai (hereinafter referred to as Party D).

Party A, Party B, Party C and Party D are hereinafter referred to individually as one Party and collectively referred to as the Parties.

Whereas:

The Parties entered into the Equity Pledge Contract (hereinafter referred to as the Original Contract) on April 2, 2018. Now therefore, the Parties have reached the following supplement to the Original Contract through negotiations:

1	Article 2.1 is modified to read as follows:

“The Pledge shall be created from the date of registration of the equity pledge under the Contract with the corresponding administrative authority for industry and commerce, and the Pledge shall remain valid until June 4, 2028.”

2	Article 8.1 is modified to read as follows:

“Party A has the right to determine in writing at its own discretion the modification or supplement to any clause of this Contract. Once Party A issues a written notice to modify or supplement this Contract, the other Parties shall sign the modified or supplemented contract as required by Party A. Any amendment or supplement to this Contract signed by the Parties shall be an integral part of this Contract and shall have the same legal effect as this Contract, provided that the equity pledge under the Contract shall come into effect after completing the governmental registration in accordance with the relevant provisions.”

3

The Parties confirm that the Equity Pledge Contracts entered into by the Parties on June 4, 2008, January 21, 2009 and January 6, 2017 shall be terminated, and shall cease to be in force and not be binding on the Parties as of the date of their replacement by the Original Contract.

4

This Supplement is the Supplement to the Original Contract, and any matters not covered in this Supplement shall be subject to the provisions of the Original Contract. In case of any conflict or inconsistency between this Supplement and the Original Contract, this Supplement shall prevail.

5	The provisions of this Supplement shall be deemed to be effective as of the effective date of the Original Agreement (if applicable)

6	This Supplement shall be made in Chinese and in four counterparts, one for each party, and all the counterparts shall have the same effect.

[Signature Page Attached hereto]

In WITNESS WHEREOF, the Parties have caused their authorized representatives to execute the Supplement to the Equity Pledge Contract which shall come into effect immediately, as of the date first above written.

Party A: CDP Information Technology (Shanghai) Co., Ltd

By:	/s/ Wei Wang

Name: Wei WANG
Title: Legal representative

Party B: Qiuwen WANG

By:	/s/ Qiuwen Wang

Party C: Sufen LING

By:	/s/ Sufen Ling

Party B: Shanghai Caishuo Talent Information Consulting Co., Ltd

(Seal of Shanghai Caishuo Talent Information Consulting Co., Ltd.)

By:	/s/ Qiuwen Wang

Name: Qiuwen WANG
Title: Legal representative